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                                                                 EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of ING Investors Trust:

We consent to the use of our reports dated February 11, 2005 on the financial statements of the ING AIM Mid Cap Growth Portfolio and the ING FMR Diversified Mid Cap Portfolio incorporate herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                  /s/ KPMG LLP

Boston, Massachusetts
August 4, 2005